Effect of COVID-19 on national prescription trends August 2020 Exhibit 99.2

As a result of visits not fully recovering and lower telehealth productivity, NBRx and TRx volumes for most specialties continue to lag vs. last year -16% -15% -15% -7% -28% -11% -12% -32% -16% -41% -11% -11% -18% 1% 0% -4% 2% -10% 0% -8% -14% -3% -24% -2% 0% -5% -45% -40% -35% -30% -25% -20% -15% -10% -5% 0% 5% ALLER CARD DERM ENDO GE NEUROOB/GYNOPHTH PCP PED NBRX YoY % TRX YoY % YoY Cumulative NBRx/TRx Growth by Selected Specialty 2019 vs. 2020 COVID Time Aligned Weeks Pediatric prescribing is markedly lower as children remain at home lessening the transmission of many illnesses and associated use of medications PSYCHRHEUMUROL Source: IQVIA: National Prescription Audit (NPA), National Prescription Audit: New to Brand (NPA NTB); 2019-2020; COVID weeks = time aligned weeks W/E 3/6/20-7/10/20 COVID-19 Market Impact - w/e July 10, 2020 Republished from IQVIA Report: Monitoring the Impact of COVID-19 on the Pharmaceutical Market.

Following the effects of the holiday week total prescriptions remained down as compared to last year by ~2% Source: IQVIA: National Prescription Audit (NPA); NOTE Week 26 comparison is against 2019 holiday week. Week 1 2019 = W/E 1/11/2019; Week 1 2020 = W/E 1/10/2020, Week 28 2019 = W/E 7/19/2019; Week 26 2020 = W/E 7/17/2020; Channel prescriptions not normalized for prescription size January February March April May 2.2% 2.0% 3.4% 2.1% 1.4% 2.0% 1.8% -0.7% 3.8% 6.2% 13.1% -1.7% -8.2% -8.8% -8.4% -8.9% -9.3% -7.9% -7.4% -5.6% -6.1% -1.9% 0.0% -2.7% 5.4% -7.2% -1.3% -15% -10% -5% 0% 5% 10% 15% Year over Year % -12.0% 12345678910 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Week June July Weeks 26-27 growth impacted by holiday week Year over Year Growth –TRx Across Time Aligned Weeks COVID-19 Market Impact - w/e July 10, 2020 Republished from IQVIA Report: Monitoring the Impact of COVID-19 on the Pharmaceutical Market.